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                                                                   EXHIBIT 10.11


                              SEPARATION AGREEMENT


This Agreement is entered into as of this 31st day of January, 2001 (the "Effective Date") between Roger G. Stoll ("Mr. Stoll"), who currently resides at 2141 Oyster Harbor, Osterville, MA 02655, and Fresenius Medical Care Holdings, Inc., d/b/a Fresenius Medical Care North America, with its principal offices located at 95 Hayden Avenue, Lexington, Massachusetts 02420 ("FMC" or the "Company").

                                   WITNESSETH:

     WHEREAS, on October 23, 1998, Mr. Stoll entered into an Employment Agreement with National Medical Care, Inc. ("NMC"), a subsidiary of FMC (the "Employment Agreement"), a copy of which is attached hereto as Exhibit A; and

     WHEREAS, Mr. Stoll and FMC now desire to enter into an agreement concerning the separation of Mr. Stoll from FMC.

     NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, Mr. Stoll and FMC (the "Parties") agree as follows:

1) SEPARATION: The Parties agree that Mr. Stoll shall continue to work for and be an employee of the Company through and including January 31, 2001 (the "Separation Date"), and that until he ceases to be an employee of the Company, Mr. Stoll shall continue to hold the position of Executive Vice President. FMC represents and Mr. Stoll agrees that the termination of Mr. Stoll's employment is not a termination for cause, as set forth in Section 6(a) of the Employment Agreement. Instead, the parties have mutually agreed to end their current relationship in accordance with Section 6(d) of the Employment Agreement on the terms and conditions set forth herein.

2) CONSIDERATION TO MR. STOLL: The Company shall make the following payments and provide the following additional consideration to Mr. Stoll:

     a) SALARY AND BENEFITS CONTINUATION: Upon the separation of Mr. Stoll's employment with the Company, the Company agrees to pay Mr. Stoll all accrued but unpaid base salary through January 31, 2001. In addition, the Company agrees to the following:

          i) SALARY. The Company agrees that beginning February 1, 2001 through January 31, 2003, Mr. Stoll shall receive continuation of his salary at an annual rate of Five Hundred Sixty Nine Thousand, Four Hundred Forty Dollars ($569,440) from which all applicable withholdings shall be made. This two (2) year "Salary Continuation" period will be paid out over twenty-six (26) pay periods for each year. At FMC's option, the Company may elect to provide the Salary Continuation referenced in this Section 2(a)(i) in a lump sum (the "Lump Sum Election"), in which event Mr. Stoll shall forego the continuation of his life insurance and medical benefits provided in Section 2(a)(ii).


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          ii)   MEDICAL AND DENTAL COVERAGE, AND LIFE INSURANCE; NO LUMP SUM
                ELECTION. For as long as Mr. Stoll is receiving the Salary Continuation, and provided that Mr. Stoll has not received the Lump Sum payment, the Company agrees that Mr. Stoll shall receive continuation at the Company's expense of any coverage under FMC's medical and dental plans, such coverage to be provided to Mr. Stoll on the same basis and to the same extent as the coverage provided Mr. Stoll during his employment, subject to any plan changes made during such Salary Continuation period that also apply to all other participants in such plans. Mr. Stoll's life insurance benefits will similarly continue at the Company's expense during the Salary Continuation. Any conversion of life insurance at the end of that period (or upon a Lump Sum payment) may be arranged through the Corporate Human Resources Department.

          iii) MEDICAL AND DENTAL COVERAGE, AND LIFE INSURANCE; LUMP SUM ELECTION. In the event that Mr. Stoll receives the Lump Sum payment as provided in Section 2(a)(i), he shall forego continuation of the coverage specified in Section 2(a)(ii); it being understood, however, that Mr. Stoll shall have the right to elect to pay for coverage himself under COBRA. FMC will send Mr. Stoll the documents necessary for such COBRA election.

          iv) LONG AND SHORT TERM DISABILITY BENEFITS. Mr. Stoll's long and short term disability benefits shall cease as of January 31, 2001.

          v) 401(k) PLAN. Contributions to FMC's 401(k) Plan may be withdrawn from the plan by Mr. Stoll following Mr. Stoll's termination of employment. Mr. Stoll may not make contributions to the Plan during the Salary Continuation period.

          vi) PENSION PLAN. Mr. Stoll will stop accruing benefit service under the Pension Plan effective January 31, 2001.

          vii) DEFERRED COMPENSATION PLAN. Mr. Stoll's account balance under the Deferred Compensation Plan will be paid to him within sixty
                (60) days of the Separation Date.

          viii) TAX PREPARATION. Mr. Stoll shall be reimbursed for expenses associated with individual income tax preparation up to a total of $2,000 per year for the years 1999 and 2000.

          ix) LEGAL FEES. Mr. Stoll shall be entitled to reimbursement for legal fees incurred in connection with this Separation Agreement pursuant to paragraph 8 of the Employment Agreement.

     b) STOCK OPTIONS: Mr. Stoll shall also on the Separation Date be vested in Options consisting of Sixty Thousand (60,000) Fresenius Medical Care AG Preference Shares. The Company and FMCAG agree that, as provided in Mr. Stoll's Employment Agreement, Mr. Stoll is granted up to one (1) year from the Separation Date in which to exercise the Vested Options, PROVIDED that Ben Lipps, or his successor, will recommend to the Management Board of FMCAG (the "Management Board"), including but not limited to recommending to the Management Board through an oral and written presentation in accordance with the normal operating procedures of the Management Board, that Mr. Stoll be granted two (2) years from the date of this Agreement to exercise such Vested Options.


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     c)   VACATION/PTO TIME: Mr. Stoll will receive on or before the Separation
          Date a payout of all accrued but unpaid vacation PTO time to which he is entitled under Company policy.

     d) EXPENSE REIMBURSEMENT: The Company acknowledges that Mr. Stoll has incurred expenses on behalf of the Company which have not yet been reimbursed, and, in accordance with the Company's policies, the Company will reimburse Mr. Stoll within ten (10) business days of the submission of documented proof of such expenses to Brian O'Connell, Vice President of Human Resources.

3) MUTUAL RELEASE: The Company and its affiliates, predecessors, successors, assigns, officers, directors, representatives and attorneys (the "Employer Parties") hereby irrevocably and unconditionally release, acquit and forever discharge Mr. Stoll and his successors, assigns, representatives and attorneys, and all persons acting by, through, under or in concert with him (collectively "Employee Parties"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown (collectively "Employer Claims"), which the Employer Parties now have, own, or hold, or claim to have, own, or hold, or which the Employer Parties at any time had, owned, or held, or claimed to have, own, or hold against each or any of the Employee Parties from the beginning of time until the Effective Date of this Agreement other than any Employer Claims arising with respect (i) to this Separation Agreement, the Loan Agreement and Form of Note attached as Exhibit A hereto and incorporated by reference herein, and any agreements executed in connection or simultaneously herewith, and
     (ii) that certain Non-Disclosure and Non-Competition Agreement dated as of October 23, 1998 between FMC and Mr. Stoll (the "Non-Disclosure and Non-Competition Agreement").

     The Employee Parties hereby irrevocably and unconditionally release, acquit and forever discharge the Employer Parties from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown (collectively "Employee Claims"), which the Employee Parties now have, own, or hold, or claim to have, own, or hold, or which the Employee Parties at any time had, owned, or held, or claimed to have, own, or hold against each or any of the Employer Parties from the beginning of time until the Effective Date of this Agreement other than any Employee Claims arising with respect (i) to this Separation Agreement and any agreements executed in connection or simultaneously herewith, and (ii) the Non-Disclosure and Non-Competition Agreement.

4) UNEMPLOYMENT BENEFITS: The Company agrees that it will not protest any claim Mr. Stoll may file for unemployment compensation.

5) RETURN OF PROPERTY: Mr. Stoll expressly agrees that by the Separation Date he will return to the Company, and will not retain copies of, all property of the Company including, but not limited to, any and all files, computers, computer equipment and software and diskettes, documents, papers, records, accords, notes, agenda, memoranda, plans, calendars and other books and records of any kind and nature whatsoever containing information concerning the Company or its customers or operations, other than copies of materials that are available to the general public and materials that came into Mr. Stoll's possession outside the scope of his employment with the Company.


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6)   NON DISCLOSURE: Mr. Stoll acknowledges and affirms that he continues to be bound and will abide by the provisions of the Non-Disclosure and Non-Competition Agreement .

7) BINDING NATURE OF AGREEMENT: This Agreement shall be binding upon each of the Parties and upon their heirs, administrators, representatives, executors, successors and permitted assigns, and shall inure to the benefit of each party and to their heirs administrators, representatives, executors, successors and permitted assigns.

8) NO ORAL MODIFICATION: This Agreement may not be changed orally and no modification, amendment or waiver of any provision contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement shall not be binding upon any party hereto unless made in writing and signed by such party.

9) SEVERABILITY: In the event that any provision of this Agreement or the application thereof should be held to be void, voidable, unlawful or, for any reason unenforceable, the remaining portion and application shall remain in full force and effect, and to that end the provisions of this Agreement are declared to be severable.

10) GOVERNING LAW: This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the Commonwealth of Massachusetts and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws. The Parties (i) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Suffolk County, Massachusetts; (ii) consent to the jurisdiction of any such court; and (iii) waive any objection which they may have to the laying of venue in any such court. The parties also consent to the service of process, pleadings, notices or other papers by regular mail, addressed to the party to be served, postage prepaid, and registered or certified with return receipt requested.

11) NOTICES: All notices, requests, consents, approvals and other communications required or permitted under this Agreement ("Notices") shall be in writing and shall be delivered to the addresses listed below, by mail, by hand, or by facsimile transmission, unless otherwise provided in this Agreement.

     In the case of Mr. Stoll:

         Roger G. Stoll
         2141 Oyster Harbor
         Osterville, MA 02655
         Phone: 508 428-3117


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     In the case of Fresenius Medical Care Holdings, Inc.:

        Fresenius Medical Care Holdings, Inc.95 Hayden Avenue
        Lexington, Massachusetts 02420
        Attention: Ronald J. Kuerbitz, Senior Vice President and General Counsel

        Phone: 781 402-4003
        FAX: 781 402-9713

     Any party may change its address or facsimile number for notification purposes by giving the other parties notice, in accordance with the notice provisions set forth in this Section, of the new address or facsimile number and the date upon which it will become effective.

12) NO ASSIGNMENT: Neither this Agreement nor any portion hereof is assignable, except with the prior written consent of the other Party. The Parties represent, warrant and covenant that they have not previously assigned or transferred, or purported to assign or transfer, to any individual or entity, any of the rights being released herein.

13) COUNTERPARTS, ENTIRE AGREEMENT: This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original. This Agreement constitutes the entire agreement between the parties, with the exception of the Non-Disclosure and Non-Competition Agreement, and supersedes all existing agreements between them, whether oral or written, with respect to the subject matter hereof.

14) ACKNOWLEDGMENT OF REVOCATION RIGHTS. Mr. Stoll certifies that he has read the terms of this Agreement. The execution hereof by Mr. Stoll shall indicate that this Agreement conforms to Mr. Stoll's understandings and is acceptable to him as a final agreement. It is further understood and agreed that Mr. Stoll has been advised of the opportunity to consult with counsel of his choice and that he has been given a reasonable and sufficient period of time of no less that twenty one (21) days in which to consider and return this document. It is further agreed and understood that upon Mr. Stoll's execution and return of this document, he is thereafter permitted to revoke the Agreement at any time during a period of seven (7) days following his execution hereof. This agreement shall not be effective until the seven (7) day revocation period has expired, but upon expiration of such period shall be effective as of the Effective Date. To be effective, the revocation must be in writing and must be hand-delivered or telecopied to counsel for the Company within the seven (7) day period.


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     WHEREFORE, intending to be legally bound, the parities have agreed to the aforesaid terms and indicate their agreement by signing below.

     [PLEASE READ CAREFULLY.] THIS AGREEMENT IS A LEGAL DOCUMENT AND INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL CLAIMS ARISING UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED, AND CHAPTER 93A AND 151B OF THE MASSACHUSETTS GENERAL LAWS.


     BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE AND AFFIRM THAT I AM COMPETENT, THAT I HAVE BEEN AFFORDED A TIME PERIOD OF TWENTY ONE (21) DAYS TO REVIEW AND CONSIDER THIS AGREEMENT AND HAVE BEEN ADVISED TO DO SO WITH AN ATTORNEY OF MY CHOICE. THAT I HAVE READ AND UNDERSTAND AND ACCEPT THIS DOCUMENT AS FULLY AND FINALLY WAIVING AND RELEASING ANY AND ALL CLAIMS, DEMANDS, DISPUTES AND ANY DIFFERENCES OF ANY KIND WHATSOEVER WHICH I MAY HAVE HAD OR NOW HAVE AGAINST THE COMPANY ARISING OUT OF OR RELATING TO MY EMPLOYMENT WITH THE COMPANY, COMPENSATION AND BENEFITS WITH THE COMPANY, SEPARATION FROM EMPLOYMENT OR OTHERWISE, EXCEPT AS PROVIDED HEREIN, THAT NO REPRESENTATIONS, PROMISES OR INDUCEMENTS HAVE BEEN MADE TO ME, EXCEPT AS PROVIDED HEREIN, THAT NO REPRESENTATIONS, PROMISES OR INDUCEMENTS HAVE BEEN MADE TO ME EXCEPT AS SET FORTH IN THIS AGREEMENT, AND THAT I HAVE SIGNED THIS DOCUMENT FREELY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS, AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.


     ROGER G. STOLL


     /s/ Roger G. Stoll                                            2-12-01
     -----------------------                                    ---------------
                                                                    Date


     FRESENIUS MEDICAL CARE HOLDINGS, INC.
     d/b/a FRESENIUS MEDICAL CARE NORTH AMERICA


     /s/ Ronald J. Kuerbitz                                        2-12-01
     -------------------------------                            ----------------

By: Ronald J. Kuerbitz, Senior Vice President


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Exhibit A


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